UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2017

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2017, RCM Technologies, Inc. (the “Company”) entered into an Ninth Amendment (the “Amendment”) to that certain Amended and Restated Loan and Security Agreement, dated as of February 19, 2009, as previously amended (as amended by the Amendment, the “Loan Agreement”), by and among the Company and all of its subsidiaries, Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank, in its capacity as administrative agent and arranger, and Citizens Bank of Pennsylvania, as lender.

The Amendment sets forth certain changes to the Funded Debt to EBITDA covenant contained in the Agreement, setting the maximum ratio at 3.50x through the first quarter of fiscal 2018, 3.25x for the second quarter of fiscal 2018 and 3.00x for the third quarter of fiscal 2018, after which the maximum ratio will return to the current 2.75x.  In addition, the Amendment excludes from the definition of EBITDA under the Agreement certain charges that the Company expects to incur in fiscal 2017.  The Amendment also contains a ratification and approval of the $1.00 per share special dividend announced by the Company on December 11, 2017, payable on December 28, 2017 to shareholders of record on December 22, 2017.

A copy of the Amendment is attached as Exhibit 99.1 hereto, and this summary description is qualified in all respects by reference to that amendment, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is hereby incorporated herein by reference.

Item 2.06	Material Impairments.

In connection with the sale of a business unit and an office closure, on December 8, 2017 the Board of Directors of the Company concluded that the Company will incur an impairment of approximately $4.6 million in the fourth quarter of fiscal 2017, relating to the impairment of goodwill.  The impairment of goodwill of approximately $4.6 million is a non-cash charge.

Item 9.01.        Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number
99.1
Ninth Amendment to Second Amended and Restated Amendment, dated as of December 8, 2017, to Amended and Restated Loan and Security Agreement dated as of February 19, 2009, by and among the Company and all of its subsidiaries, Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank, in its capacity as administrative agent and arranger, and Citizens Bank of Pennsylvania, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: December 12, 2017